                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                            _______________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  September 7, 2000

                         Sylvan Learning Systems, Inc.
               (Exact Name of Registrant as Specified in Charter)

                   Maryland                                  0-22844                         52-1492296
(State or Other Jurisdiction of Incorporation)      (Commission File Number)      (IRS Employer Identification No.)

               1000 Lancaster Street, Baltimore, Maryland        21202
                (Address of Principal Executive Offices)      (ZIP Code)


       Registrant's telephone number, including area code (410) 843-8000
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Item 5.  Other Events.

     (a) On September 7, 2000, Sylvan Ventures, a subsidiary of Sylvan Learning Systems, Inc., Houghton Mifflin Company and Inception Capital announced the formation of Classwell Learning Group, an online education company to provide pre-K-12 teachers with new teaching and learning resources to meet their individual classroom needs and those of their students.

         The foregoing description of the formation of Classwell Learning Group does not purport to be complete. A press release issued by Sylvan Learning Systems, Houghton Mifflin and Inception Capital on September 7, 2000 announcing the formation of Classwell is attached as an exhibit hereto.

     (b) On September 8, 2000, Sylvan Learning Systems, Inc. announced it had signed a definitive agreement to sell Aspect, Sylvan's English language instruction subsidiary. Aspect is being purchased for $22 million in cash by a management group backed by Warburg Pincus, a private equity investment firm.

         The foregoing description of the sale of Aspect does not purport to be complete. A press release issued by Sylvan on September 8, 2000 announcing the sale is attached as an exhibit hereto.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

          (a) and (b)    Not Applicable

          (c)  Exhibits.  The following exhibits are filed with this report:
               --------

          99.1 Press Release, dated September 7, 2000, of Sylvan Learning Systems, Inc., Houghton Mifflin Company and Inception Capital.

          99.2 Press Release, dated September 8, 2000, of Sylvan Learning Systems, Inc.



                         [Signature on following page.]

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                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SYLVAN LEARNING SYSTEMS, INC.

                                             /s/   B. Lee McGee
                                             --------------------------------
                                             Name:   B. Lee McGee
                                             Title:  Executive Vice President

Date:  September 11, 2000

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                                 EXHIBIT INDEX
                                 -------------

Exhibit                             Description                                        Page No.
-------                             -----------                                        --------
99.1              Press Release, dated September 7, 2000, of Sylvan Learning
                  Systems, Inc., Houghton Mifflin Company and Inception Capital.

99.2              Press Release, dated September 8, 2000, of Sylvan Learning
                  Systems, Inc.

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